    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997
                                                   REGISTRATION NO. 333-______

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                 --------------------
                                       FORM S-8
                                REGISTRATION STATEMENT

                                        Under
                              The Securities Act of 1933
                                 --------------------
                                GRUBB & ELLIS COMPANY
                (Exact name of registrant as specified in its charter)
    DELAWARE                                                    94-1424307
    (State or other jurisdiction    2215 Sanders Road      (I.R.S. Employer
    of incorporation or                Suite 400      Identification Number)
    organization)              Northbrook, Illinois 60062
                     (Address of principal executive offices) (zip code)
                                 --------------------
                                Grubb & Ellis Company
                    1990 Amended and Restated Stock Option Plan,
                       as amended effective as of June 20, 1997

                      Grubb & Ellis Employee Stock Purchase Plan

                               (Full title of the plan)
                                 --------------------
                                   Robert J. Walner
                      Senior Vice President and General Counsel
                                Grubb & Ellis Company
                                  2215 Sanders Road
                                      Suite 400
                              Northbrook, Illinois 60062
                                    (847) 753-9010
 (Name, address and telephone number, including area code, of agent for service)
                                      Copies to:
                                 Scott R. Haber, Esq.
                                   Latham & Watkins
                          505 Montgomery Street, Suite 1900
                            San Francisco, CA  94111-2586
                                    (415) 391-0600
                                 --------------------
                           Calculation of Registration Fee

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                 Proposed        Amount
 Title of                       Proposed          Maximum          of
Securities      Amount          Maximum          Aggregate       Regis-
  to be         to be        Offering Price      Offering       -tration
Registered    Registered      Per Share (1)      Price (1)       Fee (1)
----------    ----------     --------------      ----------     --------
Common Stock,   1,250,000        $12.91          $16,137,500     $4,761
$0.01 par value
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated for the purpose of calculating the registration fee pursuant to pursuant to Rule 457(c) (the average ($12.91) of the high ($13.06) and low ($12.75) prices for the Company's Common Stock quoted on the New York Stock Exchange, Inc. on December 17, 1997).

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 of Grubb & Ellis Company, a Delaware corporation (the "Registrant" or the "Company"), covers 500,000 additional shares of common stock, par value $0.01 per share, of the Registrant (the "Common Stock") reserved for issuance under the Grubb & Ellis Company 1990 Amended and Restated Stock Option Plan, as amended effective as of June 20, 1997 and 750,000 shares of Common Stock reserved for issuance under the Grubb & Ellis Employee Stock Purchase Plan, adopted effective as of August 1, 1997.

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

              (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

              (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997; and

              (c) The description of Common Stock contained in the Registrant's Form 8-A Registration Statement used to register the Common Stock and filed with the Commission which was declared effective by the Commission on April 15, 1981, except that authorized shares of capital stock and Common Stock have been increased to 51,000,000 and 50,000,000, respectively.

    In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock described herein has been passed upon for the Registrant by Carol Vanairsdale, Vice President and Assistant General Counsel for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article X of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by applicable law, including, without limitation, the Delaware General Corporation Law, as amended from time to time ("Delaware Law"), indemnify each director and officer, present or former, of the

Registrant whom it may indemnify pursuant to such applicable law, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware Law authorizes a corporation to indemnify its directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities under the Securities Act.

         In addition, Article X of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Company's Restated Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Furthermore, Section 7.01 of the Company's Bylaws provides that the Company shall indemnify, in addition to its directors and officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity to the fullest extent authorized by Delaware Law.

         The Registrant has entered into indemnification agreements with each of its directors and executive officers, which also provide indemnification against certain liabilities, including certain liabilities under the Securities Act. The Registrant currently maintains directors' and officers' liability insurance in the form of a policy which provides for coverage of liabilities up to a maximum amount of $10 million per policy year (subject to certain minimum initial payments by the Registrant). The policy insures directors and officers for liabilities incurred in connection with or on behalf of the Registrant, except for losses incurred on account of certain specified liabilities, including losses from "matters which may be deemed uninsurable under the law pursuant to which this policy shall be construed."


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.


  4.1(1) Restated Certificate of Incorporation of the Registrant.

  4.2(2) Certificate of Retirement with respect to 130,233 shares of Junior
         Convertible Preferred Stock of the Registrant.

  4.3(3) Certificate of Retirement with respect to 8,894 shares of Series A
         Senior Convertible Preferred Stock, 128,266 shares of Series B Senior Convertible Preferred Stock and 19,767 shares of Junior Convertible Preferred Stock of the Registrant.

  4.4 Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 9, 1997.

  4.5(4) Bylaws of the Registrant.

  4.6 Grubb & Ellis Company 1990 Amended and Restated Stock Option Plan, as amended effective as of June 20, 1997.

  4.7    Grubb & Ellis Employee Stock Purchase Plan.

  5 Opinion of Carol Vanairsdale, Vice President and Assistant General Counsel of the Registrant.

 23.1    Consent of Counsel (included in Exhibit 5).

 23.2    Consent of Ernst & Young LLP.

 24      Powers of Attorney.

---------------
(1) Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.
(2) Filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 and incorporated herein by reference.
(3) Filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 and incorporated herein by reference.
(4) Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 and incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

         Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 19th day of December 1997.

                                       GRUBB & ELLIS COMPANY

                                       By:  /s/ CAROL VANAIRSDALE
                                          ------------------------------------

                                            Carol Vanairsdale
                                            Vice President and Assistant
                                            General Counsel


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 19, 1997.

        Signature                               Title
        ---------                               -----

*                                 President, Chief Executive Officer
-------------------------         and Chairman of the Board
Neil R. Young                     (Principal Executive Officer)


*                                 Senior Vice President and Chief
-------------------------         Financial Officer (Principal
Brian Parker                      Financial Officer and Accounting
                                  Officer)


*                                 Director
-------------------------
R. David Anacker

*                                 Director
-------------------------
Lawrence S. Bacow

*                                 Director
-------------------------
Joe F. Hanauer

*                                 Director
-------------------------
C. Michael Kojaian

*                                 Director
-------------------------
Sidney Lapidus

*                                 Director
-------------------------
Reuben S. Leibowitz

*                                 Director
-------------------------
Robert J. McLaughlin

*                                 Director
-------------------------
John D. Santoleri

*                                 Director
-------------------------
Todd Williams

By:  /s/ Carol Vanairsdale
    ------------------------
     Carol M. Vanairsdale,
     Attorney-in-Fact

                                  INDEX TO EXHIBITS


Exhibit                                                              Page
-------                                                              ----
  4.1(1)      Restated Certificate of Incorporation of the Registrant.

  4.2(2) Certificate of Retirement with respect to 130,233 shares of Junior Convertible Preferred Stock of the Registrant.

  4.3(3) Certificate of Retirement with respect to 8,894 shares of Series A Senior Convertible Preferred Stock, 128,266 shares of Series B Senior Convertible Preferred Stock and 19,767 shares of Junior Convertible Preferred Stock of the Registrant.

  4.4 Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 9, 1997.

  4.5(4)      Bylaws of the Registrant.

  4.6 Grubb & Ellis Company 1990 Amended and Restated Stock Option Plan, as amended effective as of June 20, 1997.

  4.7         Grubb & Ellis Employee Stock Purchase Plan.

  5 Opinion of Carol Vanairsdale, Vice President and Assistant General Counsel of the Registrant.

 23.1         Consent of Counsel (included in Exhibit 5).
 23.2         Consent of Ernst & Young LLP.
 24           Powers of Attorney.

---------------
(1) Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.
(2) Filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 and incorporated herein by reference.
(3) Filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 and incorporated herein by reference.
(4) Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 and incorporated herein by reference.